EXHIBIT 3.2

BYLAWS

OF

SIGNATURE HEALTHCARE, INC.

ARTICLE I - OFFICES

1. REGISTERED OFFICE AND AGENT

            The registered office of the corporation shall be maintained at 7738 Forest Lane, Suite 102, Dallas, Texas 75230. The name of the registered agent of the corporation at such address is Corp America. The registered office or the registered agent, or both, may be changed by resolution of the Board of Directors, upon filing the statement required by law.

2. PRINCIPAL OFFICE

            The principal office of the corporation shall be at 7738 Forest Lane, Suite 102, Dallas, Texas 75230, provided that the Board of Directors shall have power to change the location of the principal office in its discretion.

3. OTHER OFFICES

            The corporation may also have other offices at such places, within or without the State of Nevada, where the corporation is qualified to do business as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II - SHAREHOLDERS

1. PLACE OF MEETING

            All meetings of shareholders, both regular and special, shall be held either at the registered office of the corporation in Nevada or at such other places, either within or without the state, as shall be designated in the notice of the meeting.

2. ANNUAL MEETING

           The annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting shall be held prior to the end of each fiscal year at the time and place set by the directors.

           If the election of directors shall not be held at the annual meeting of shareholders, the Board of Directors shall cause the election to be held as soon thereafter as convenient. The election may be at a special meeting of the shareholders called for the purpose of holding such election.

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           The annual meeting of shareholders may be held for any other purpose in addition to the election of directors which may be specified in a notice of such meeting. The meeting may be called by resolution of the Board of Directors or by a writing filed with the Secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote at any such meeting.

3. NOTICE OF SHAREHOLDERS' MEETING

           Notice of all meetings of shareholders shall be given in writing to shareholders entitled to vote by the President or Secretary or by the officer or person calling the meeting, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or shareholder. The notice shall be given to each shareholder, either personally or by prepaid mail, addressed to the shareholder at his address appearing on the transfer books of the corporation.

           Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before the meeting, except in the case of a meeting for the purpose of approving a merger or conversion agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

           Notice of any meeting of shareholders shall specify the place, date, and hour of the meeting. The notice shall also specify the purpose of the meeting if it is a special meeting, or if its purpose, or one of its purposes, will be to consider a proposed amendment of the Articles of Incorporation, to consider a proposed reduction of stated capital without amendment, to consider a proposed merger or conversion, to consider a voluntary dissolution or the revocation of a voluntary dissolution by act of the corporation, or to consider a proposed disposition of all, or substantially all, of the assets of the corporation outside of the ordinary course of business.

           When a shareholders' meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

           Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

           Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the time stated in the notice.

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4. SPECIAL SHAREHOLDERS' MEETINGS

           Special meetings of the shareholders, for any purpose whatsoever, may be called at any time by any of the following: (a) the President; (b) the Board of Directors; (c) one or more shareholders holding not less than one tenth of all the shares entitled to vote at the meetings; and (d) the Executive Committee.

           Any person or persons entitled hereunder to call a special meeting of shareholders may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten days from the date of its receipt cause notice of the meeting to be given in the manner provided by these Bylaws to all shareholders entitled to vote at the meeting. If the officer does not give notice of the meeting within ten days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

5. VOTING OF SHARES

           Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by law.

           Shares of its own stock owned by a corporation or by another domestic or foreign corporation or other entity, if the majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by this corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

           A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

           At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or unless prohibited by the Articles of Incorporation, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the Secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. If any shareholder gives written notice as provided above, all shareholders may cumulate their vote.

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6. QUORUM OF SHAREHOLDERS

           Unless otherwise provided in the Articles of Incorporation, for any matter to be presented, the holders of a majority of the shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less then one-third (1/3) of the shares entitled to vote at the meeting and thus represented at such meeting. The vote of the holders of a majority of the shares entitled to vote on, that voted for or against or expressly abstained with respect to the matter at the meeting and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or the Bylaws.

7. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE

           For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not exceeding sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Bylaws or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, not later than sixty (60) days and, in case of a meeting of shareholders, not earlier than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.

8. VOTING LISTS

           The officer or agent having charge of the share transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original

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share transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. However failure to prepare and make the list available in the manner provided above shall not effect the validity of any action taken at the meeting.

ARTICLE III - DIRECTORS

1. BOARD OF DIRECTORS

           The business and affairs of the corporation and all corporate powers shall be exercised by or under authority of the Board of Directors. Directors need not be residents of the State of Nevada or shareholders in the corporation. Directors when used in relation to any power or duty requiring collective action means "Board of Directors".

2. NUMBER AND ELECTION OF DIRECTORS

           The number of directors shall be three (3) to five (5) provided that the number may be increased or decreased from time to time by an amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. At each annual election the shareholders shall elect directors to hold office until the next succeeding annual meeting.

           The entire Board of Directors or any individual Director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles, the provisions of this paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

3. VACANCIES

           Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filed by reason of an increase in the number of directors shall be filled by election at the annual meeting or at a special meeting of shareholders called for that purpose. A reduction of the authorized number of Directors shall not remove any Director prior to the expiration of that Directors' term of office.

4. ANNUAL MEETING OF DIRECTORS

           Within thirty days after each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

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5. REGULAR MEETING OF DIRECTORS

A regular meeting of the Board of Directors may be held at such time as shall be determined from time to time by resolution of the Board of Directors.

6. SPECIAL MEETINGS OF DIRECTORS

           The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or by two directors. Such special meeting shall be held at the time specified in the notice of meeting.

7. PLACE OF DIRECTORS' MEETINGS

           All meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the corporation or at such other place, either within or without the State of Nevada, as shall be specified in the notice of meeting.

8. NOTICE OF DIRECTORS' MEETINGS

           All meetings of the Board of Directors (annual, regular or special) shall be held upon five (5) days' written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the President or the Secretary or the officer or person calling the meeting.

           In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Nevada) specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

9. QUORUM OF DIRECTORS

           A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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10. COMPENSATION

           Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board, provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

11. TELEPHONE MEETINGS

           Subject to the provisions for notice required by these Bylaws and the Business Corporation Act for notice of meetings, Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

12. EXECUTIVE COMMITTEE

           The Board of Directors may at any time appoint from among its members an executive committee and one or more other committees, each of which so appointed shall have such power and authority to conduct the business and affairs of the corporation as is vested by law, the Articles of Incorporation, and these Bylaws in the Board of Directors as a whole, except that it may not take any action that is specifically prohibited to the Board of Directors by statute or that is specifically required by statute to be taken by the entire Board of Directors. Members of the executive committee shall receive such compensation as the Board of Directors may from time to time provide. Each Director shall be deemed to have assented to any action of the executive committee unless he shall, within seven (7) days after receiving actual or constructive notice of such action, deliver his written dissent thereto to the Secretary of the corporation. Members of the executive committee shall serve at the pleasure of the Board of Directors.

           The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors, by such affirmative vote, shall have power at any time to change the powers and members of any such committees, to fill vacancies, and to dispose of any such committee.

ARTICLE IV - OFFICERS

1. OFFICERS ELECTION

           The officers of the corporation shall consist of a President, one or more Vice-Presidents, a Secretary, and a Treasurer. All such officers shall be elected at the annual meeting of the Board of Directors provided for in Article III, Section 4. If any office is not filled at such annual meeting, it

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may be filled at any subsequent regular or special meeting of the board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. One person may hold two or more offices.

           All officers and assistant officers shall be elected to serve until the next annual meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the board whenever in the judgment of the Board of Directors the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors.

2. VACANCIES

If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

3. POWERS OF OFFICERS

           Each officer shall have, subject to these Bylaws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to that office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors. The President may secure the fidelity of any and all officers by bond or otherwise.

4. PRESIDENT

           The President shall be the chief executive officer of the corporation and shall preside at all meetings of all directors and shareholders. Such officer shall see that all orders and resolutions of the board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the President, to any other officers of the corporation.

           The President or any Vice-President shall execute bonds, mortgages and other instruments requiring a seal, in the name of the corporation. When authorized by the board, the President or any Vice-President may affix the seal to any instrument requiring the same, and the seal when so affixed shall; be attested by the signature of either the Secretary or an Assistant Secretary. The President or any Vice-President shall sign certificates of stock.

The President shall be ex-officio a member of all standing committees.

           The President shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

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5. VICE-PRESIDENTS

           The Vice-President, or Vice-Presidents in order of their rank as fixed by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the president, and they shall perform such other duties as the Board of Directors shall prescribe.

6. THE SECRETARY AND ASSISTANT SECRETARIES

           The Secretary shall attend all meetings of the board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary.

           The Assistant Secretary shall in order of their rank as fixed by the Board of Directors, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

           In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the board and shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.

7. THE TREASURER AND ASSISTANT TREASURERS

           The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

           The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall keep and maintain the corporation's books of account and shall render to the President and directors an account of all of his transactions as Treasurer and of the financial condition of the corporation and exhibit the books, records and accounts to the President or directors at any time. The Treasurer shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his attention any requests for disbursing funds if in the judgment of the Treasurer any such request is not properly authorized. The Treasurer shall perform such other duties as may be directed by the Board of Directors or by the President.

If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful
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performance of the duties of the office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the incumbent's possession or under the incumbent's control belonging to the corporation.

           The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and they shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE V - SHARES: STOCK CERTIFICATES, ISSUANCE, TRANSFER, ETC.

1. CERTIFICATES OF STOCK

           The certificates for shares of stock of the corporation shall be numbered and shall be entered in the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice-President and the Secretary and shall be sealed with the seal of the corporation or a facsimile thereof. If the corporation has a transfer agent or a registrar, other than the corporation itself of an employee of the corporation, the signatures of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates shall be in such form as shall in conformity to law be prescribed from time to time by the Board of Directors.

The Board of Directors may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

           Neither shares nor certificates representing shares may be issued by the corporation until the full account of the consideration has been paid. When the consideration has been paid to the corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

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2. TRANSFERS OF SHARES

           Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

3. REGISTERED SHAREHOLDERS

           The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

4. LOST CERTIFICATE

           The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost. When authorizing such issue of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or to give the corporation a bond with surety and inform satisfactory to the corporation (which bond shall also name the corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

ARTICLE VI - DIVIDEND

1. DECLARATION

           The Board of Directors may declare at any annual, regular or special meeting of the board and the corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Nevada.

2. RESERVES

           Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

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ARTICLE VII - MISCELLANEOUS

1. INFORMAL ACTION

           Any action required to be taken or which may be taken at a meeting of the shareholders, directors or members of the executive committee, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors, or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders, directors, or members of the executive committee, as the case may be, at a meeting of said body.

2. SEAL

           The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and words "NEVADA," and "CORPORATE SEAL". The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

3. CHECKS, DRAFTS, ETC.

           All checks, drafts or other instruments for payment of money or notes of the corporation shall be signed by such officer or officers or such other person or persons as shall be determined from time to time by Resolution of the Board of Directors.

4. FISCAL YEAR

The fiscal year of the corporation shall be as determined by the Board of Directors.

5. DIRECTORS' ANNUAL REPORT TO SHAREHOLDERS

The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the corporation.

ARTICLE VIII - AMENDMENT OF BYLAWS

Bylaws may be altered, amended, or repealed, and new bylaws may be adopted, by the Directors, subject to repeal or change by action of the shareholders.

Adopted by the Board of Directors on April 1, 2006.

William R. Miertschin
President

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